Exhibit (a)(5)(HH)

e•on 2006 Annual Results Analyst & Investor Conference Call Dr. Marcus Schenck, CFO March 7th, 2007

e•on E.ON Group - Financial highlights € in million 2006 20051 +/- % Sales 67,759 56,141 +21 Adjusted EBITDA2 11,353 10,194 +11 Adjusted EBIT2 8,150 7,293 +12 Net income 5,057 7,407 -32 Adjusted net income3 4,386 3,640 +20 ROCE (in %)4 13.2 12.2 +15 Cost of capital (in %) 9.0 9.0 - Cash provided by operating activities 7,194 6,544 +10 Free cash flow6 3,111 3,588 -13 Net financial position7 -26.1 1,917 - 1) Figures adjusted for discontinued operations with the exception of net financial position 2) Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report, p. 36 3) Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report, p. 37 4) Non-GAAP financial measure; see derivation in Annual Report, p. 39 5) Change in percentage points 6) Non-GAAP financial measure; reconciliation to cash provided by operating activities see Annual Report, p. 47 7) Non-GAAP financial measure; reconciliation see Annual Report, p. 49

e•on E.ON Group - Adjusted EBIT by market unit € in million 2006 20051 +/- % Central Europe 4,168 3,930 +6 Pan-European Gas 2,106 1,536 +37 U.K. 1,229 963 +28 Nordic 619 766 -19 U.S. Midwest 391 365 +7 Corporate Center -416 -399 - Core Energy Business 8,097 7,161 +13 Other Activities2 53 132 -60 Adjusted EBIT3 8,150 7,293 +12 1) Figures adjusted for discontinued operations 2) This segment consists of Degussa which is accounted for using the equity method 3) Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report 2006, p. 36

e•on Adjusted EBIT by business unit (1) € in million Central Europe 2006 2005 +/- % Central Europe West Power 3,550 3,389 +5 Central Europe West Gas 272 307 -11 Central Europe East 269 237 +14 Other/Consolidation 77 -3 - Adjusted EBIT 41 3,930 +6 Main effects: • Increase in power prices, partially offset by higher fuel and procurement costs • First time consolidation of GVT and higher gas sales from unusual cold weather • Higher contributions from newly consolidated companies in Bulgaria, Hungary and Romania • Negative impact from regulatory reductions of network charges 1) Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report 2006, p. 36

e•on Regulation in Germany - Substantial negative impact on Group adjusted EBIT due to reductions in network charges € in million 700 600 500 400 300 200 100 0 75 87 588 E.ON Group 640 60 580 Central Europe Power Gas 35 27 8 Pan-European Gas 700 600 500 400 300 200 100 0 675 124 551 E.ON Group 640 123 517 Central Europe Provisions for retroactive application Lower network charges 35 34 1 Pan-European Gas

e•on Adjusted EBIT by business unit (2) € in million Pan-European Gas 2006 2005 +/- % Up-/Midstream 1,684 988 +70 Downstream participations 431 551 -22 Other/Consolidation -9 -3 - Adjusted EBIT1 2,106 1,536 +37 Main effects: Upstream benefited from high oil and natural gas prices Midstream positively affected by: Absence of the significant negative impact from continued oil price rises in 2005 Higher contributions from sales abroad Absence in 2006 of negative one-offs related to the realization of trading contracts Downstream negatively impacted by impairment charges and provisions from regulatory cuts Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report 2006, p. 36

e•on Adjusted EBIT by business unit (3) € in million U.K. 2006 2005 +/-% Regulated business 488 452 +8 Non-regulated business 869 540 +61 Other/Consolidation -128 -29 - Adjusted EBIT1 122 963 +28 Main effects: Retail price rises in March and August 2006 Higher dark spreads Cost and profit initiatives Positive effects partially offset by higher natural gas procurement costs 1) Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report 2006, p. 36

e•on Adjusted EBIT by business unit (4) € in million Nordic 2006 20051 +/-% Regulated business 200 244 -18 Non-regulated business 448 541 -17 Other/Consolidation -29 -19 - Adjusted EBIT2 619 766 -19 Main effects: Higher taxes on hydro and nuclear generation Significant decline of hydropower generation Unplanned shutdowns of nuclear power plants Absence of contribution from the Hydroelectric plants sold to Statkraft in 2005 These effects partially offset by rising spot electricity prices and successful hedging activities Figures adjusted for discontinued operations Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report 2006, p. 36

e•on Adjusted EBIT by business unit (5) € in million U.S. Midwest 2006 2005 +/- % Regulated business 387 351 +10 Non-regulated business/ Other 4 14 -71 Adjusted EBIT1 391 365 +7 Main effects: Cost savings due to the exit from the independent operator MISO Lower operating expenses resulting from the completion of amortization of prior restructuring costs Partial offset by lower retail volumes due to milder weather Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report 2006, p. 36

e•on E.ON Group - Net income € in million 2006 20051 +/- % Adjusted EBITDA2 11,353 10,194 +11 Depreciation, amortization and writedowns3 -3,203 -2,901 - Adjusted EBIT2 8,150 7,293 +12 Adjusted interest income (net)4 -1,081 -1,027 - Net book gains 1,205 491 - Restructuring expenses - -29 - Other nonoperating earnings -3,141 424 - Income from continuing operations before income taxes and minority interests 5,133 7,152 -28 Income taxes 323 -2,261 - Minority interests -526 -536 - Income from continuing operations 4,930 4,355 +13 Income from discontinued operations, net 127 3,059 - Cumulative effect of changes in accounting principles, net - -7 - Net income 5,057 7,407 -32 1) Figures adjusted for discontinued operations 2) Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report 2006, p. 36 3) For commentary see footnote 3 in the Annual Report 2006, p.182 4) Reconciliation see Annual Report 2006, p.182

e•on Regulation-induced impairments on gas distribution activities € in million 600 500 400 300 200 100 562 374 188 E.ON Group € 227m on own networks and € 39m on other shareholdings  266 266 Central Europe Other shareholdings at Pan-European Gas Thüga shareholdings in municipal distribution network operators 296 108 188 Pan-European Gas EBIT-effective Non-operating

e•on E.ON Group - Adjusted net income € in million 2006 2005 +/-% Net income 5,057 7,407 -32 Nonoperating earnings, net, and extraordinary tax effects1 -544 -715 - Income/ Loss (-) from discontinued operations, net, and from the cumulative effect of changes in accounting principles, net -127 -3,052 - Adjusted net income2 4,386 3,640 +20 Adjusted net income2 per share 6.65 5.52 +20 1) Extraordinary tax effects primarily reflect corporate tax credits of €1.3 billion. 2) Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report 2006, p. 37

e•on E.ON Group - Cash provided by operating activities by market unit € in million 2006 20051 +/ Central Europe 3,825 3,020 +805 Pan-European Gas 589 1,999 -1,410 U.K. 749 101 +648 Nordic 715 689 +26 U.S. Midwest 381 214 +167 Corporate Center 935 521 +414 Cash provided by operating activities 7,194 6,544 +650 Investments in intangible assets and property, plant and equipment 4,083 2,956 +1,127 Free cash flow2 3,111 3,588 -477 1) Figures adjusted for discontinued operations 2) Non-GAAP financial measure; reconciliation to cash provided by operating activities see Annual Report 2006, p. 47

e•on E.ON Group - Investments 2006 € in million 5,161 U.S. Midwest (7%) 398 Nordic (12%) 631 U.K. (17%) 863 Pan-European Gas (17%) 880 Central Europe (47%) 2,416 Corporate Center -27 5,161 1,078 Share investments (21%) 4,083 Intangible assets and property, plant, and equipment (79%)

e•on E.ON Group - Development of net financial position1 € in billion +1.9 Net financial position as of Dec. 31, 2005 (incl. liabilities to associated and affiliated companies) -5.2 Investments 2) -5.1 Funding CTA - 4.9 Dividends -0.7 Consolidation of acquisitions +1.8 Consolidation VKE +7.2 Cash provided by operating activities +4.0 Divestments2)/Deconsolidations +0.7 Others -0.3 Net financial position as of Dec. 31, 2006 1) Non-GAAP financial measure; reconciliation see Annual Report 2006, p.49 2) Investments in / divestments of intangible and fixed assets and participations

e•on E.ON Group - Net financial position € in million 2006 2005 Total liquid funds 6,187 9,897 Securities and funds (fixed assets) 6,944 6,382 Total liquid funds and non-current securities 13,131 16,279 Financial liabilities to banks (including bills of exchange) -1272 -1572 Bonds (including MTN) -9,003 -9,538 Commercial paper -366 - Financial liabilities to third parties -751 -1,306 Financial liabilities to affiliated companies -154 -134 Financial liabilities to associated companies -1853 -1812 Total financial liabilities -13,399 -14,362 Net financial position1 -268 1,917 1) Non-GAAP financial measure; reconciliation see Annual Report 2006, p. 49

e•on E.ON Group - Outlook 20071 Expected adjusted Group EBIT To be slightly above 2006 level Expected adjusted EBIT by Market Units: Central Europe To be slightly above 2006 level Pan-European Gas To be below 2006 level U.K. To remain at 2006 level Nordic To be significantly above 2006 level U.S. Midwest To be below 2006 level Expected net income To be slightly higher than 2006 level 1) Based on IFRS

e•on Back-up Charts

e•on Development of electricity prices in selected markets EEX, UK, Nord Pool, French and US Forward prices Cal 2008 Last 12 Months EUR/MWh 90 80 70 60 50 40 30 20 1.2.06 1.5.06 1.8.06 1.11.06 1.2.07 February 2007 01.02 16.02 Key driver UK forward prices appear to be driven mainly by the UK natural gas and CO2 prices. Nordic forward prices appear to be driven mainly by the hydrological situation and CO2 and fuel prices. Mainland European forward prices appear to be driven by CO2 and fuel prices. US forward prices appear to be driven by US gas prices. Legend UK Cal 08 Base Load (EUR/MWh) French Cal 08 Base Load (EUR/MWh) EEX Cal 08 Base Load (EUR/MWh) Nord Pool Cal 08 Base Load (EUR/MWh) US Cal 08 Base Load (EUR/MWh)

e•on Europe - Coal and CO2 prices ARA (Coal) - Last 12 months USD/t 90 80 70 60 50 40 1.2.06 1.3.06 1.4.06 1.5.06 1.6.06 1.7.06 1.8.06 1.9.06 1.10.06 1.11.06 1.12.06 1.1.07 1.2.07 Current month 1.2.07 8.2.07 15.2.07 22.2.07 EUA (CO2) - Last 12 months EUR/t 35 30 25 20 15 10 5 0  1.2.06 1.3.06 1.4.06 1.5.06 1.6.06 1.7.06 1.8.06 1.9.06 1.10.06 1.11.06 1.12.06 1.1.07 1.2.07 Current month 1.2.07 8.2.07 15.2.07 22.2.07 Key Messages Coal market oal prices remained high due to strong Pacific and Indian demand. Freight rates Freight rates remained high due to ongoing loading problems in Australia and high demand in the Pacific market. CO2 allowances market CO2 prices for NAP-I decreased further on oversupply. CO2 prices for NAP-II initially decreased due to mild weather and lower gas and electricity prices, but then recovered as a result of a strict EU verdict on the Spanish NAP. Legend coal forwards for year+1(2007/2008) coal forwards for year+2 (2008/2009) C02 futures for year 2007 (NAP-1 phase) C02 futures for year 2008 (NAP-2 phase)

e•on Coal, CO2 and German power prices EUR/t (coal), EUR/MWh (power) 70 65 60 55 50 45 EUR/t (CO2)35 30 25 20 15 10 1.4.06 1.5.06 1.6.06 1.7.06 1.8.06 1.9.06 1.10.06 1.11.06 1.12.06 1.1.07 1.2.07 Coal API#2 Yr 2008 EEX Base Yr 2008 CO2 Yr 2008

e•on E.ON Group - "Non-operating income" € in million 2006 Net book gains 1,205 Securities 619 Degussa 376 Other 210 Restructuring expenses 0 Other non-operating income -3,141 Mark-to-market valuation of derivatives -2,729 Regulation-induced impairments on gas assets -374 Other -38 "Non-operating income" -1,936

e•on E.ON Group - Discontinued operations 2006 and 2005 € in million 2006 Book gains Other earnings Total E.ON Finland 11 0 11 WKE 0 64 64 Viterra 52 -1 51 Ruhrgas Industries 0 0 0 Other1 0 1 1 Results from discontinued operations 63 64 127 2005 Book gains Other earnings Total E.ON Finland 0 24 24 WKE 0 -162 -162 Viterra 2,406 152 2,558 Ruhrgas Industries 606 22 628 Other1 11 0 11 Results from discontinued operations 3,023 36 3,059 1) "Other" relates to post-sale gains and losses in connection with the disposal of subsidiaries in prior years (2005: VAW aluminium)

e•on Market units - Key financial figures 2006 € in million Sales Adjusted EBITDA Adjusted EBIT Capital Employed ROCE (%) Pre-tax CoC (%) Oper. Cash-flow Value Added Central Europe 28,380 5,484 4,168 19,295 21.6 9.0 3,825 2,431 Pan-European Gas 24,987 2,839 2,106 15,547 13.5 8.2 589 824 U.K. 12,569 1,790 1,229 13,183 9.3 9.2 749 13 Nordic 3,204 992 619 6,328 9.8 9.0 715 51 U.S. Midwest 1,947 590 391 6,832 5.7 8.0 381 -157 Corporate Center -3,328 -395 -416 -533 - - 935 - Core Energy Business 67,759 11,300 8,097 60,652 - - 7,194 - Other activities1 - 53 53 916 5.8 9.6 - -35 E.ON Group 67,759 11,353 8,150 61,568 13.2 9.0 7,194 2,586 1) This segment consists of Degussa which is accounted for using the equity method

e•on E.ON Group - Split of gross external debt1 as of December 31, 2006, € in billion Central Europe Pan-European Gas U.K. Nordic U.S. Midwest Corporate Center E.ON Group Bonds 0.0 0.0 0.4 0.6 0.7 73 9.0 Commercial Paper 0.0 0.0 0.0 0.3 0.0 0.1 0.4 Bank Loans / others 1.2 0.1 0.1 0.5 0.0 0.1 2.0 Gross External Debt1 1.2 0.1 0.5 1.4 0.7 7.5 11.4 Split by Market Unit 66% 11% 1% 4% 12% 6% Central Europe Pan European Gas U.K. Nordic US. Midwest Corporate Center Split by Maturity 36% 13% 3% 40% 3% 5% 2007 2008 2009 2010 2011 after 2011 Split by Currency2 EUR GBP USD SEK 51% 31% 10% 8% 1) Non-GAAP financial measure; gross external debt equals financial liabilities to banks and third parties, see Annual Report, p.162 2) Before hedging

e·on

E.ON's Ratings compared to its peer group

As of February 28, 2007

EdF	AA-	negative	Aa1	stable
GdF	AA-	watch neg.	Aa1	rev. down
E.ON	**AA-**	**watch neg.**	**Aa3**	**rev. down**
Enel	A+	negative	Aa3	stable
Scottish & Southern	A+	stable	A1	stable
RWE	A+	negative	A1	stable
Endesa	A	watch neg.	A3	negative
Vattenfall	A-	stable	A2	stable
Scottish Power	A-	watch neg.	Baa1	rev. down

- **Moody's (Aa3/ P-1, „review for possible downgrade")**

  On February 22, 2006, Moody's has placed its Aa3 credit rating of E.ON AG on review for a possible downgrade, following the announcement by E.ON that it has made an offer to acquire 100% of the shares in Endesa SA. On September 28, 2006, Moody's decided to extend its review for downgrade to E.ON's short-term P-1 rating.

  On February 5, 2007, Moody's commented on E.ON's ratings following the increased offer for Endesa "Moody's reiterates its previous guidance band for E.ON at the A2 level, i.e. adjusted net debt to retained cash flow sustainably in the range of 14% to 19%."

- **Standard & Poor's (AA-/ A-1+, „creditwatch negative")**

  On February 21, 2006, Standard & Poor's has placed its AA-/ A-1+ credit rating of E.ON AG on creditwatch with negative implications, following the announcement by E.ON that it has made an offer to acquire 100% of the shares in Endesa SA. On February 7, 2007, S&P said:

  "We now regard a ratio of FFO to adjusted net debt greater than 20% as necessary to maintain an A rating (compared with the initial expectationof 20%)."

positive = positive outlook, negative = negative outlook, rev. down. = review for possible downgrade, watch neg. = creditwatch negative

25

e•on Market unit ratings within the E.ON Group as of December 31, 2006 E.ON AG E.ON International Finance B.V. E.ON UK Finance plc Aa3 rev. down. / AA- watch neg. E.ON Energie AG E.ON Nordic Holding E.ON Sverige AB A stable E.ON Ruhrgas AG E.ON UK plc A3 rev. down. / A- stable Powergen Retail Ltd Baa1 stable / A- stable Avon Energy Partners Holding A3 rev. down. Central Networks plc A3 stable Central Networks West plc A3 stable Powergen (East Midlands) Investments A3 rev. down. / A- stable Central Networks East plcA3 stable / A- stable E.ON US Investment Corp. E.ON U.S. LLC A3 stable / BBB+ stable E.ON U.S. Capital Corp A3 stable Louisville Gas and Electric A2 stable / BBB+ stable1 Kentucky Utilities A2 stable / BBB+ stable2 1) Senior secured debt rating is Al stable /A- stable 2) Senior secured debt rating is Al stable/ A stable rev. down. = review for possible downgrade watch neg. = creditwatch negative

On January 26, 2007, E.ON Aktiengesellschaft ("E.ON"), through its wholly owned subsidiary E.ON Zwölfte Verwaltungs GmbH, filed a tender offer statement on Schedule TO regarding its tender offer for ordinary shares and ADSs of Endesa S.A. ("Endesa") with the U.S. Securities and Exchange Commission ("SEC"). Endesa investors and security holders are urged to read the U.S. tender offer statement (as updated and amended), because it contains important information. Furthermore, Endesa investors and security holders are urged to read the Spanish prospectus from E.ON regarding the Spanish tender offer for Endesa because it contains important information. The Spanish prospectus and certain complementary documentation were authorized in Spain by the Spanish Comisión Nacional del Mercado de Valores (the "CNMV"). Investors and security holders may obtain a free copy of the Spanish prospectus and its complementary documentation from E.ON, Endesa, the four Spanish Stock Exchanges, Santander Investment Bolsa SV SA, Santander Investment SA, Corredores de Bolsa, and elsewhere. The Spanish prospectus is also available on the web sites of the CNMV (www.cnmv.es), E.ON (www.eon.com), and elsewhere. Likewise, Endesa investors and security holders may obtain a free copy of the U.S. tender offer statement and other documents filed by E.ON with the SEC on the SEC's web site at www.sec.gov. The U.S. tender offer statement and these other documents may also be obtained for free from E.ON by directing a request to E.ON AG, External Communications, Tel.: 0211- 45 79 - 453.

This presentation may contain forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of E.ON and Endesa and the estimates given here. These factors include the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully Endesa within the E.ON Group or to realize synergies from such integration; costs related to the acquisition of Endesa; the economic environment of the industries in which E.ON and Endesa operate; and other risk factors discussed in E.ON's public reports filed with the Frankfurt Stock Exchange and with the SEC (including E.ON's Annual Report on Form 20-F) and in Endesa's public reports filed with the CNMV and with the SEC (including Endesa's Annual Report on Form 20-F). E.ON assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

Through the fiscal year ending December 31, 2006, E.ON prepared its consolidated financial statements in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), but has adopted International Financial Reporting Standards ("IFRS") as its primary set of accounting principles as of January 1, 2007. Unless otherwise indicated, the financial data for periods beginning after January 1, 2007 reflected in this presentation has been prepared in accordance with IFRS, while that for prior periods has been prepared in accordance with U.S. GAAP. This presentation may contain references to certain financial measures (including forward-looking measures) that are not calculated in accordance with either IFRS or U.S. GAAP and are therefore considered "Non-GAAP financial measures" within the meaning of the U.S. federal securities laws. E.ON presents a reconciliation of these Non-GAAP financial Measures to the most comparable US-GAAP measure or target, either in this presentation or on its website at www.eon.com. Management believes that the Non-GAAP financial measures used by E.ON, when considered in conjunction with (but not in lieu of) other measures that are computed in accordance with IFRS or U.S. GAAP, enhance an understanding of E.ON's results of operations. A number of these Non-GAAP financial measures are also commonly used by securities analysts. credit rating agencies and investors to evaluate and compare the periodic and future operating performance and value of E.ON and other companies with which E.ON competes. These Non-GAAP financial measures should not be considered in isolation as a measure of E.ON's profitability or liquidity, and should be considered in addition to, rather than as a substitute for, net income, cash provided by operating activities and the other income or cash flow data prepared in accordance with IFRS or U.S. GAAP. In particular, there are material limitations associated with our use of Non-GAAP financial measures, including the limitations inherent in our determination of each of the relevant adjustments. The Non-GAAP financial measures used by E.ON may differ from, and not be comparable to, similarly-titled measures used by other companies.
27